EXHIBIT 32




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In connection with the Quarterly  Report of Strainwise,  Inc. (the "Company") on
Form 10-Q for the period ending July 31, 2015 as filed with the Securities and Exchange Commission (the "Report"), Erin Phillips, the Principal Executive and Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of her knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.


September 21, 2015                  By: /s/ Erin Phillips
                                        ---------------------------------
                                        Erin Phillips, Principal Executive
                                            and Financial Officer